Exhibit 99.1

Azenta Reports Fourth Quarter and Full Year Fiscal 2023 Results, Ended September 30, 2023

●	Q4’23 reported revenue growth of 25% year over year and 2% on an organic basis
●	FY’23 reported revenue growth of 20% and down 1% on an organic basis
●	Q4’23 generated positive free cash flow for the second consecutive quarter
●	Fiscal 2024 organic revenue growth expected to be 5-8%
●	Committing to an additional $500 million in share repurchases in Fiscal 2024

BURLINGTON, Mass., November 13, 2023 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the fourth quarter and fiscal year ended September 30, 2023.

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2023	2022	Change	2023	2022	Change
Revenue from Continuing Operations	$172	$138	25%	$665	$555	20%
Organic growth			2%			(1)%
Life Sciences Products	$82	$48	70%	$305	$199	53%
Life Sciences Services	$90	$89	1%	$360	$356	1%

Diluted EPS Continuing Operations	$0.05	$(0.07)	166%	$(0.19)	$(0.15)	(29)%
Diluted EPS Total	$0.06	$(0.28)	120%	$(0.22)	$28.48	(101)%

Non-GAAP Diluted EPS Continuing Operations	$0.13	$0.16	(19)%	$0.31	$0.51	(39)%
Adjusted EBITDA Continuing Operations	$8	$9	(16)%	$30	$62	(51)%

Management Comments

“We ended fiscal 2023 strong, delivering an impressive fourth quarter result amidst a still-challenging macroeconomic backdrop,” stated Steve Schwartz, President and CEO. “We are proud of the progress that we have made in the second half of fiscal 2023 and intend to carry those initiatives into the next fiscal year. Our cost reduction programs are on track and our strategic investments in the sales force are showing early benefits. The momentum we’re seeing across the business gives us confidence in our outlook for fiscal 2024, where we expect to achieve organic revenue growth of 5 to 8% coupled with continued margin expansion and positive free cash flow.”

“Today we are also pleased to announce plans to repurchase an additional $500 million in fiscal 2024 under our existing share repurchase program. This initiative underscores our focus on driving long-term value for shareholders through disciplined capital deployment. We have a strong balance sheet position, and, even after this additional repurchase of shares, we will have ample liquidity, including roughly $500 million of cash available to be prudently allocated to enhance shareholder value, including continued strategic investment in our unique end-to-end sample management portfolio.”

Fourth Quarter Fiscal 2023 Results

●	Revenue was $172 million, up 25% year over year and 4% sequentially. Organic revenue increased 2% year over year, which excludes the impacts from foreign exchange tailwinds of about 1 percentage point and 22 percentage points contribution from acquisitions. Excluding the Consumables and Instruments (“C&I”) business, which declined 18% year over year and remains soft reflecting continued oversupply in the consumables market, organic revenue increased 6% year over year.
●	Life Sciences Products revenue was $82 million, up 70% year over year.
o	Revenue from businesses acquired during the past year was $30 million in the quarter, including $29 million from B Medical.
o	Organic revenue, which excludes the revenue from acquired businesses and impacts from foreign exchange, grew 3% mainly driven by strong growth in large-automated store systems, partially offset by continued softness in C&I. Excluding the C&I business, the products segment grew 21% year over year on an organic basis.
●	Life Sciences Services revenue was $90 million, up 1% year over year.
o	Organic revenue, which excludes foreign exchange impacts, grew 1% year over year.
o	Sample Repository Solutions grew 9% year over year on an organic basis. Genomics services organic revenue declined 2% year over year.

Summary of GAAP Earnings Results

●	Operating loss was $17 million. Operating margin increased 100 basis points year over year.
o	Gross margin was 39.5%, down 280 basis points year over year, driven by increased amortization and purchase accounting adjustments related to acquisitions.
o	Operating expenses were $85 million, up $12 million year over year primarily driven by the acquisition of B Medical.
●	Other income included $11 million of net interest income versus $10 million in the prior year period.
●	Diluted EPS from continuing operations was $0.05 compared to ($0.07) in the fourth quarter of fiscal 2022. Diluted EPS from discontinued operations was $0.01 compared to ($0.21) in the prior year. Total diluted EPS was $0.06, compared to ($0.28) one year ago.

Summary of Non-GAAP Earnings Results

●	Operating loss was $0.9 million. Operating margin decreased 200 basis points year over year.
o	Gross margin was 42.8%, down 110 basis points year over year. A lower B Medical margin was partially offset by cost reduction initiatives within operations and favorable product mix, namely in large-automated stores.
o	Operating expense in the quarter was $75 million, up $16 million year over year, primarily driven by the additional operating structure of businesses acquired during the past year, as well as investment in sales and research and development, net of cost reduction actions.
●	Adjusted EBITDA was $8 million, and Adjusted EBITDA margin was 4.6%, down 230 basis points year over year.
●	Diluted EPS was $0.13, compared to $0.16 one year ago.

Full Year Fiscal 2023 Results

●	Revenue for fiscal 2023 was $665 million, up 20% year over year. Organic revenue declined 1%, which excludes the impacts from foreign exchange headwinds of 2 percentage points and a 23-percentage point contribution from acquisitions. Excluding the C&I business, which declined 26% year over year and remains soft reflecting continued oversupply in the consumables market, the total business grew 5% year over year on an organic basis.
●	Life Sciences Products revenue was $305 million, up 53% year over year.
o	Revenue from businesses acquired during the past year was $127 million, including $113 million from B Medical.
o	Organic revenue declined 9% year over year, primarily driven by softness in the C&I business.
●	Life Sciences Services revenue was $360 million, up 1% year over year.
o	Organic revenue, which excludes foreign exchange headwinds, grew 3% year over year.
o	Sample Repository Solutions grew 6% year over year on an organic basis. Genomics services grew 1% year over year on an organic basis.

Summary of GAAP Results

●	Operating loss was $73 million. Operating margin decreased 650 basis points year over year.
o	Gross margin was 39.6%, down 640 basis points year over year, primarily due to increased costs in both segments, unfavorable mix in the Life Science Products segment, and the increased amortization and purchase accounting adjustments related to acquisitions.
o	Operating expense was $336 million, up $56 million year over year primarily driven by additional operating structure of businesses acquired during the past year, higher labor costs, and continued investment in the business, partially offset by an adjustment to the fair value of the contingent consideration related to B Medical and savings from cost reduction initiatives.
●	Other income included $44 million of net interest income versus $16 million in the prior year period.
●	Diluted EPS from continuing operations was ($0.19) compared to ($0.15) in fiscal 2022. Diluted EPS from discontinued operations was ($0.02) compared to $28.63 in fiscal 2022. Total diluted EPS was ($0.22), compared to $28.48 in fiscal 2022.

Summary of Non-GAAP Results

●	Operating loss was $15 million and operating margin was (2.3%), down 740 basis points year over year.
o	Gross margin was 43.8%, down 350 basis points year over year.

●	Operating expense was $307 million, up $72 million year over year, driven by the added structure of acquired businesses, increased labor costs, and strategic investments in the business, net of savings from cost reduction initiatives.
●	Diluted EPS for fiscal 2023 was $0.31, compared to $0.51 in fiscal 2022.
●	Adjusted EBITDA was $30 million and Adjusted EBITDA margin was 4.6%, down 670 basis points year over year.

Cash and Liquidity as of September 30, 2023

●	The Company ended fiscal year 2023 with a total balance of cash, cash equivalents, restricted cash and marketable securities of $1.1 billion.
●	Operating cash flow was $40 million in the quarter and $17 million for the full year. After adjusting for items related to the Semiconductor Automation business, sold in February 2022, adjusted operating cash flow was $54 million for fiscal 2023.
●	Capital expenditures were $10 million in the quarter and $39 million for the full year.
●	Free cash flow was $30M in the quarter and ($22) million for the full year. After adjusting for items related to the Semiconductor Automation business, adjusted free cash flow was $14 million for fiscal 2023.

Share Repurchase Program Update

●	In the fourth quarter, the Company repurchased 3.4 million shares for $166 million under a 10b5-1 trading program.
●	In fiscal 2023, the Company repurchased 17.5 million shares for $839 million through the combination of an accelerated share repurchase program and a 10b5-1 program.
●	As of November 10, 2023, the Company has repurchased a total of 19.4 million shares for $934 million under its existing $1.5 billion share repurchase authorization.
●	In fiscal 2024, the Company intends to repurchase an additional $500 million in shares utilizing the full capacity of the $1.5 billion share repurchase authorization.

Guidance for Continuing Operations for Full Year Fiscal 2024

The Company announced guidance for Fiscal 2024.

●	Total revenue is expected to be in the range of $696 to $718 million, reflecting total organic revenue growth in the range of 5% to 8% relative to Fiscal 2023.
●	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points.
●	Non-GAAP diluted earnings per share is expected to be in the range of $0.19 to $0.29.

Conference Call and Webcast

Azenta management will webcast its fourth quarter and full year fiscal 2023 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay. In addition, you may call 800- 757-9216 (US & Canada only) or +1-212-231-2939 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Other forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively, the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; our ability to successfully invest the cash proceeds from the sale of our Semiconductor Automation business; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, Barkey and B Medical Systems.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Sara Silverman

Head of Investor Relations & Corporate Communications

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue
Products	$72,180	$42,944	$277,191	$180,950
Services	100,177	94,624	387,881	374,548
Total revenue	172,357	137,568	665,072	555,498
Cost of revenue
Products	49,235	26,478	186,090	100,044
Services	55,088	52,973	215,842	199,870
Total cost of revenue	104,323	79,451	401,932	299,914
Gross profit	68,034	58,117	263,140	255,584
Operating expenses
Research and development	8,932	7,647	33,956	27,542
Selling, general and administrative	74,926	64,704	316,282	251,465
Contingent consideration - fair value adjustments	—	—	(18,549)	600
Restructuring charges	804	393	4,577	712
Total operating expenses	84,662	72,744	336,266	280,319
Operating loss	(16,628)	(14,627)	(73,126)	(24,735)
Other income (expense)
Interest income	11,329	10,353	43,735	20,286
Interest expense	—	(478)	—	(4,589)
Loss on extinguishment of debt	—	—	—	(632)
Other, net	(338)	1,352	(1,042)	(266)
Loss before income taxes	(5,637)	(3,400)	(30,433)	(9,936)
Income tax (benefit) expense	(8,443)	1,910	(17,550)	1,350
Income (loss) from continuing operations	2,806	(5,310)	(12,883)	(11,286)
Income (loss) from discontinued operations, net of tax	569	(15,454)	(1,374)	2,144,145
Net income (loss)	$3,375	$(20,764)	$(14,257)	$2,132,859
Basic net income (loss) per share:
Income (loss) from continuing operations	$0.05	$(0.07)	$(0.19)	$(0.15)
Income (loss) from discontinued operations, net of tax	0.01	(0.21)	(0.02)	28.63
Net income (loss) per share	$0.06	$(0.28)	$(0.22)	$28.48
Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.05	$(0.07)	$(0.19)	$(0.15)
Income (loss) from discontinued operations, net of tax	0.01	(0.21)	(0.02)	28.63
Diluted net income (loss) per share	$0.06	$(0.28)	$(0.22)	$28.48
Weighted average shares used in computing net income (loss) per share:
Basic	59,603	75,010	66,253	74,897
Diluted	59,692	75,010	66,253	74,897

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	September 30,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$678,910	$658,274
Short-term marketable securities	338,873	911,764
Accounts receivable, net of allowance for expected credit losses ($8,057 and $5,162, respectively)	156,535	163,758
Inventories	128,198	85,544
Derivative asset	13,036	124,789
Short-term restricted cash	4,650	382,596
Prepaid expenses and other current assets	98,754	132,621
Total current assets	1,418,956	2,459,346
Property, plant and equipment, net	205,744	154,470
Long-term marketable securities	111,338	352,020
Long-term deferred tax assets	571	1,169
Goodwill	784,339	513,623
Intangible assets, net	294,301	178,401
Other assets	70,471	57,093
Total assets	$2,885,720	$3,716,122
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$35,796	$38,654
Deferred revenue	34,614	39,748
Accrued warranty and retrofit costs	10,223	2,890
Accrued compensation and benefits	33,911	41,898
Accrued income taxes payable	7,378	28,419
Accrued expenses and other current liabilities	89,006	78,937
Total current liabilities	210,928	230,546
Long-term tax reserves	380	1,684
Long-term deferred tax liabilities	67,301	64,555
Long-term operating lease liabilities	60,436	49,227
Other long-term liabilities	12,175	6,724
Total liabilities	351,220	352,736
Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 71,294,247 shares issued and 57,832,378 shares outstanding at September 30, 2023, 88,482,125 shares issued and 75,020,256 shares outstanding at September 30, 2022	713	885
Additional paid-in capital	1,156,160	1,992,017
Accumulated other comprehensive income (loss)	(62,426)	(83,916)
Treasury stock, at cost - 13,461,869 shares at September 30, 2023 and September 30, 2022	(200,956)	(200,956)
Retained earnings	1,641,009	1,655,356
Total stockholders' equity	2,534,500	3,363,386
Total liabilities and stockholders' equity	$2,885,720	$3,716,122

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended
	September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(14,257)	$2,132,859
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	85,584	53,702
Stock-based compensation	9,376	10,666
Contingent consideration adjustment	(18,549)	600
Amortization and accretion on marketable securities	(7,870)	(1,894)
Deferred income taxes	(28,236)	24,469
Loss on extinguishment of debt	—	632
Purchase accounting impact on inventory	9,664	—
(Gain) loss on disposals of property, plant and equipment	43	(21)
(Gain) loss on divestiture, net of tax	—	(2,130,265)
Fees paid stemming from divestiture	—	(52,461)
Taxes paid stemming from divestiture	—	(431,600)
Changes in operating assets and liabilities:
Accounts receivable	33,992	(31,397)
Inventories	5,771	(66,629)
Accounts payable	(14,710)	(3,926)
Deferred revenue	(7,564)	16,599
Accrued warranty and retrofit costs	5,604	303
Accrued compensation and tax withholdings	(15,434)	11,404
Other current assets and liabilities	(25,924)	1,513
Net cash provided by (used in) operating activities	17,490	(466,046)
Cash flows from investing activities
Purchases of property, plant and equipment	(39,436)	(73,435)
Purchases of technology intangibles	—	(4,000)
Purchases of marketable securities	(236,194)	(1,975,599)
Sales and maturities of marketable securities	1,064,209	705,384
Proceeds from divestiture, net of cash transferred	—	2,939,116
Net Investment hedge settlement	29,313	—
Acquisitions, net of cash acquired	(386,508)	(125,876)
Net cash provided by (used in) investing activities	431,384	1,465,590
Cash flows from financing activities
Proceeds from issuance of common stock	—	5,245
Principal payments on debt	—	(49,725)
Payments of finance leases	(578)	(388)
Payment for contingent consideration related to acquisition	—	(10,400)
Withholding tax payments on net share settlements on equity awards	(4,988)	—
Stock repurchase	(838,514)	—
Common stock dividends	—	(7,494)
Net cash used in financing activities	(844,080)	(62,762)
Effects of exchange rate changes on cash and cash equivalents	37,955	(180,819)
Net (decrease) increase in cash, cash equivalents and restricted cash	(357,251)	755,963
Cash, cash equivalents and restricted cash, beginning of period	1,041,296	285,333
Cash, cash equivalents and restricted cash, end of period	$684,045	$1,041,296
Supplemental disclosures:
Cash paid for interest	—	469
Cash paid for income taxes, net	43,073	452,461
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets

Cash and cash equivalents of continuing operations	$678,910	$658,274
Short-term restricted cash	4,650	382,596
Long-term restricted cash included in other assets	485	426
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$684,045	$1,041,296

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers.  Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2023		June 30, 2023		September 30, 2022
		per diluted		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share	$	share
Net income (loss) from continuing operations	$2,806	$0.05	$(2,463)	$(0.04)	$(5,310)	$(0.07)
Adjustments:
Amortization of completed technology	4,769	0.08	4,656	0.07	1,901	0.03
Purchase accounting impact on inventory	927	0.02	2,956	0.05	—	—
Amortization of other intangible assets	7,481	0.13	7,522	0.12	6,900	0.09
Rebranding and transformation costs	(15)	—	21	—	536	0.01
Restructuring and restructuring related charges	804	0.01	812	0.01	393	0.01
Contingent consideration - fair value adjustments	—	—	(1,404)	(0.02)	—	—
Merger and acquisition costs and costs related to share repurchase (1)	1,767	0.03	219	—	6,959	0.09
Tax adjustments (2)	(6,691)	(0.11)	(31)	—	2,510	0.03
Tax effect of adjustments	(4,379)	(0.07)	(3,947)	(0.06)	(2,130)	(0.03)
Non-GAAP adjusted net income from continuing operations	$7,469	$0.13	$8,341	$0.13	$11,759	$0.16
Stock based compensation, pre-tax	(715)	(0.01)	3,995	0.06	(49)	—
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	(608)	(0.01)	3,396	0.05	(42)	—
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$6,861	$0.11	$11,737	$0.18	$11,717	$0.16

Shares used in computing non-GAAP diluted net income per share	—	59,692	—	63,432	—	75,010

	Year Ended
	September 30, 2023		September 30, 2022
		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(12,883)	$(0.19)	$(11,286)	$(0.15)
Adjustments:
Amortization of completed technology	18,494	0.28	7,325	0.10
Purchase accounting impact on inventory	9,664	0.15	—	—
Amortization of other intangible assets	29,884	0.45	24,964	0.33
Rebranding and transformation costs	(49)	(0.00)	2,741	0.04
Restructuring and restructuring related charges	4,577	0.07	712	0.01
Contingent consideration - fair value adjustments	(18,549)	(0.28)	—	—
Tariff adjustment	—	—	(484)	(0.01)
Merger and acquisition costs and costs related to share repurchase (1)	13,842	0.21	17,929	0.24
Indemnification asset release	(19)	(0.00)	—	—
Loss on extinguishment of debt	—	—	632	0.01
Tax adjustments (2)	(8,102)	(0.12)	5,744	0.08
Tax effect of adjustments	(16,260)	(0.25)	(10,078)	(0.13)
Non-GAAP adjusted net income from continuing operations	$20,599	$0.31	$38,199	$0.51
Stock-based compensation, pre-tax	9,497	0.14	12,443	0.17
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	8,072	0.12	10,577	0.14
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$28,671	$0.43	$48,776	$0.65

Shares used in computing non-GAAP diluted net income per share	—	66,253	—	74,897

(1)	Includes expenses related to governance-related matters.
(2)	Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the twelve months ended September 30, 2023, included a $1.4M increase to expense related to the exclusion of a benefit from an incentive tax rate change in China. The fourth quarter 2023 tax adjustment includes the exclusion of a one-time GAAP tax benefit related to the outside basis difference of a foreign subsidiary of $6.1 million. Tax adjustments for the quarter ended September 30, 2022, include a $4.1M increase to expense related to the exclusion of allocations between continuing operations and discontinued operations.

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2023	2023	2022	2023	2022
GAAP net income (loss)	$3,375	$(1,470)	$(20,764)	$(14,257)	$2,132,859
Less: Income (loss) from discontinued operations	569	993	(15,454)	(1,374)	2,144,145
GAAP net income (loss) from continuing operations	2,806	(2,463)	(5,309)	(12,883)	(11,286)
Adjustments:
Less: Interest income	(11,329)	(11,347)	(10,353)	(43,735)	(20,286)
Add: Interest expense	—	—	478	—	4,589
Add / Less: Income tax (benefit) expense	(8,443)	(1,207)	1,910	(17,550)	1,350
Add: Depreciation	9,891	9,126	6,087	37,206	21,864
Add: Amortization of completed technology	4,769	4,656	1,901	18,494	7,325
Add: Amortization of other intangible assets	7,481	7,522	6,900	29,884	24,956
Add: Loss on extinguishment of debt	—	—	—	—	632
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$5,175	$6,287	$1,614	$11,416	$29,144

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2023	2023	2022	2023	2022
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$5,175	$6,287	$1,613	$11,416	$29,144
Adjustments:
Add: Stock-based compensation	(715)	3,995	(49)	9,497	12,443
Add: Purchase accounting impact on inventory	927	2,956	—	9,664	—
Add: Restructuring and restructuring related charges	804	812	393	4,577	712
Add: Merger and acquisition costs and costs related to share repurchase(1)	1,767	219	6,959	13,842	17,929
Less: Contingent consideration - fair value adjustments	—	(1,404)	—	(18,549)	—
Less: Tariff adjustment	—	—	—	—	(484)
Less: Rebranding and transformation costs	(15)	21	536	(49)	2,741
Less: Indemnification asset release	—	—	—	(19)	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$7,943	$12,886	$9,452	$30,379	$62,485

(1)	Includes expenses related to governance-related matters.

	Quarter Ended
Dollars in thousands	September 30, 2023		June 30, 2023		September 30, 2022
GAAP gross profit	$68,034	39.5%	$68,005	41.0%	$58,117	42.2%
Adjustments:
Amortization of completed technology	4,769	2.8	4,656	2.8	1,901	1.4
Purchase accounting impact on inventory	927	0.5	2,956	1.8	—	—
Other adjustment	—	—	—	—	289	0.2
Non-GAAP adjusted gross profit	$73,730	42.8%	$75,617	45.6%	$60,307	43.8%

	Year Ended
Dollars in thousands	September 30, 2023		September 30, 2022
GAAP gross profit	$263,140	39.6%	$255,584	46.0%
Adjustments:
Amortization of completed technology	18,494	2.8	7,325	1.3
Purchase accounting impact on inventory	9,664	1.4	—	—
Tariff adjustment	—	—	(484)	(0.1)
Other adjustment	—	—	289	0.1
Non-GAAP adjusted gross profit	$291,298	43.8%	$262,714	47.3%

	Life Sciences Products						Life Sciences Services
	Quarter Ended						Quarter Ended
	September 30,		June 30,		September 30,		September 30,		June 30,		September 30,
Dollars in thousands	2023		2023		2022		2023		2023		2022
GAAP gross profit	$26,716	32.5%	$27,213	36.5%	$19,068	39.4%	$41,318	45.8%	$40,792	44.6%	$39,057	43.8%
Adjustments:
Amortization of completed technology	3,451	4.2	3,329	4.4	401	0.8	1,318	1.5	1,327	1.5	1,500	1.7
Purchase accounting impact on inventory	927	1.2	2,956	4.0	—	—	—	—	—	—	—	—
Other adjustment	(1)	—	—	—	—	—	—	—	—	—	289	0.3
Non-GAAP adjusted gross profit	$31,093	37.9%	$33,498	44.9%	$19,469	40.3%	$42,636	47.2%	$42,119	46.1%	$40,846	45.8%

	Life Sciences Products				Life Sciences Services
	Year Ended				Year Ended
Dollars in thousands	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
GAAP gross profit	$101,192	33.2%	$89,074	44.7%	$161,948	45.0%	$166,523	46.7%
Adjustments:
Amortization of completed technology	13,194	4.3	1,122	0.6	5,300	1.5	6,202	1.7
Purchase accounting impact on inventory	9,664	3.2	—	—	—	—	—	—
Tariff adjustment	—	—	—	—	—	—	(484)	(0.1)
Other adjustment	—	—	—	—	(1)	(0.0)	289	0.1
Non-GAAP adjusted gross profit	$124,050	40.6%	$90,196	45.2%	$167,247	46.5%	$172,530	48.4%

	Life Sciences Products			Life Sciences Services
	Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2023	2023	2022	2023	2023	2022
GAAP operating (loss) profit	$(5,244)	$(4,878)	$(141)	$(1,420)	$(3,813)	$12
Adjustments:				.
Amortization of completed technology	3,451	3,329	401	1,318	1,327	1,500
Purchase accounting impact on inventory	927	2,956	—	—	—	—
Other adjustment	51	—	—	(1)	—	339
Non-GAAP adjusted operating (loss) profit	$(815)	$1,407	$260	$(103)	$(2,486)	$1,851

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2023	2023	2022	2023	2023	2022	2023	2023	2022
GAAP operating (loss) profit	$(6,664)	$(8,691)	$(129)	$(9,964)	$(7,145)	$(14,490)	$(16,628)	$(15,836)	$(14,619)
Adjustments:
Amortization of completed technology	4,769	4,656	1,901	—	—	—	4,769	4,656	1,901
Purchase accounting impact on inventory	927	2,956	—	—	—	—	927	2,956	—
Amortization of other intangible assets	—	—	—	7,481	7,522	6,900	7,481	7,522	6,900
Rebranding and transformation costs	—	—	—	(15)	21	536	(15)	21	536
Restructuring charges	—	—	—	804	812	393	804	812	393
Contingent consideration adjustment	—	—	—	—	(1,404)	—	—	(1,404)	—
Merger and acquisition costs and costs related to share repurchase (1)	—	—	—	1,767	219	6,959	1,767	219	6,959
Other adjustment	50	—	339	(51)	(2)	(339)	(1)	(2)	—
Non-GAAP adjusted operating (loss) profit	$(918)	$(1,079)	$2,111	$22	$23	$(41)	$(896)	$(1,056)	$2,070
(1)	Includes expenses related to governance-related matters.

	Life Sciences Products		Life Sciences Services
	Year Ended		Year Ended
Dollars in thousands	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
GAAP operating (loss) profit	$(30,321)	$11,033	$(14,722)	$10,784
Adjustments:
Amortization of completed technology	13,194	1,122	5,300	6,202
Purchase accounting impact on inventory	9,664	—	—	—
Tariff adjustment	—	—	—	(484)
Other adjustment	1,566	—	110	345
Non-GAAP adjusted operating (loss) profit	$(5,897)	$12,155	$(9,312)	$16,847

	Total Segments		Corporate		Total
	Year Ended		Year Ended		Year Ended
Dollars in thousands	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022	2023	2022
GAAP operating (loss) profit	$(45,043)	$21,817	$(28,083)	$(46,552)	$(73,126)	$(24,735)
Adjustments:
Amortization of completed technology	18,494	7,324	—	—	18,494	7,324
Purchase accounting impact on inventory	9,664	—	—	—	9,664	—
Amortization of other intangibles	—	—	29,884	24,965	29,884	24,965
Rebranding and transformation costs	—	—	(49)	2,741	(49)	2,741
Restructuring and restructuring related charges	—	—	4,577	712	4,577	712
Contingent consideration - fair value adjustments	—	—	(18,549)	—	(18,549)	—
Tariff adjustment	—	(484)	—	—	—	(484)
Merger and acquisition costs and costs related to share repurchase (1)	—	—	13,842	17,929	13,842	17,929
Other adjustment	1,676	345	(1,677)	(345)	(1)	—
Non-GAAP adjusted operating (loss) profit	$(15,209)	$29,002	$(55)	$(550)	$(15,264)	$28,452
(1)	Includes expenses related to governance-related matters.

	Life Sciences Products			Life Sciences Services			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	September 30,		September 30,	September 30,		September 30,	September 30,
Dollars in millions	2023	2022	Change	2023	2022	Change	2023	2022	Change
Revenue	$82	$48	70%	$90	$89	1%	$172	$138	25%
Acquisitions/divestitures	30	—	(63)%	—	—	—%	30	—	(22)%
Currency exchange rates	2	—	(4)%	0	—	(0)%	2	—	(1)%
Organic revenue	$50	$48	3%	$90	$89	1%	$140	$138	2%

	Life Sciences Products			Life Sciences Services			Azenta Total
	Year Ended			Year Ended			Year Ended
	September 30,	September 30,		September 30,	September 30,		September 30,	September 30,
Dollars in millions	2023	2022	Change	2023	2022	Change	2023	2022	Change
Revenue	$305	$199	53%	$360	$356	1%	$665	$555	20%
Acquisitions/divestitures	127	—	(64)%	—	—	—%	127	—	(23)%
Currency exchange rates	(4)	—	2%	(6)	—	2%	(9)	—	2%
Organic revenue	$182	$199	(9)%	$366	$356	3%	$547	$555	(1)%